                                                                    Exhibit 3.13

                           ARTICLES OF INCORPORATION

                                      OF



              DOMINO'S PIZZA - GOVERNMENT SERVICES DIVISION, INC.

                                   * * * * *

     We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE
     The name of the corporation is

          DOMINO'S PIZZA - GOVERNMENT SERVICES DIVISION, INC.

                                  ARTICLE TWO

     The period of its duration is perpetual.

                                 ARTICLE THREE

     The purpose or purposes for which the corporation is organized are:

     To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                 ARTICLE FOUR
     The aggregate number of shares which the corporation shall have authority to issue is fifty thousand (50,000) of the par value One Dollar ($1.00) each.

                                 ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

                                  ARTICLE SIX

     The street address of its initial registered office is 350 N. St. Paul Street, c/o C T Corporation System, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

                                 ARTICLE SEVEN

     The number of directors of the corporation may be fixed by the by-laws.

     The number of directors constituting the initial board of directors is four
(4), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

     NAME                ADDRESS
     ----                -------
Stuart Mathis            30 Frank Lloyd Wright Drive
                         Ann Arbor, Michigan 48105

Hoyt Jones               1960 Grand Ave., Ste. 850
                         El Segundo, California 90245


David Pear               13355 Noel Road, Ste. 400
                         Dallas, Texas 75240

Wally Powers             30 Frank Lloyd Wright Drive
                         Ann Arbor, Michigan 48105

                                 ARTICLE EIGHT

     The names and address of the incorporators are:

     NAMES                    ADDRESSES
     -----                    ---------
Claudia L. Saari              615 Griswold, Ste. 1020

                              Detroit, Michigan 48226

Michael R. Dalida             615 Griswold, Ste. 1020
                              Detroit, Michigan 48226

Laura D. Mosset               615 Griswold, Ste. 1020
                              Detroit, Michigan 48226

     IN WITNESS WHEREOF, we have hereunto set our hands, this 15th day of October, 1990.

                                   /s/ Claudia L. Saari
                                   ---------------------------------
                                   Claudia L. Saari


                                   /s/  Michael R. Dalida
                                   ---------------------------------
                                   Michael R. Dalida


                                   /s/  Laura D. Mosset
                                   ----------------------------------
                                   Laura D. Mosset

STATE OF MICHIGAN        )
                         )  ss:
COUNTY OF WAYNE          )

     I, Gertrude A. Hall, a notary public, do hereby certify that on this 15th day of October, 1990, personally appeared before me, Claudia L. Saari, Michael
R. Dalida and Laura D. Mosset, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

                                   /s/  Gertrude A. Hall
                                   ----------------------------------
                                   Notary Public
                                   My commission expires 6/15/93

(NOTARIAL SEAL)

                                      -3-